EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Interplay Entertainment Corp.'s previously filed Registration Statements File Nos. 333-50254 and 333-60583 on Form S-8.


/S/ ARTHUR ANDERSEN LLP

Orange County, California
April 12, 2002